EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-16877 and No. 333-47127) and Registration Statements on Form S-8 (No. 333-32955, No. 33-09259 and No. 33-86522) of The
Sports Authority, Inc. of our report dated April 6, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
April 22, 1999